UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 23, 2026

THE CANNABIST COMPANY HOLDINGS INC.
(Exact Name of Registrant as specified in its charter)

British Columbia (State or Other Jurisdiction of Incorporation)	000-56294 (Commission File Number)	98-1488978 (IRS Employer Identification No.)

321 Billerica Road Chelmsford, Massachusetts (Address of principal executive offices)	01824 (Zip Code)

(978) 910-1486
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Delaware Asset Purchase Agreement

On March 23, 2026, The Cannabist Company Holdings Inc. (the “Company” or “Cannabist”) and Columbia Care Delaware, LLC, a subsidiary of the Company (“Columbia Care Delaware”), entered into an asset purchase agreement (the “Delaware Asset Purchase Agreement” and the transaction contemplated thereunder, the “Delaware Transaction”) with Parma Holdco LLC (“Buyer”) and, solely for the limited purposes set forth therein, Millstreet Credit Fund LP (“Millstreet”).

Pursuant to the Delaware Asset Purchase Agreement, Buyer will purchase from Columbia Care Delaware all of the Purchased Assets (as defined therein) for a total consideration of $16.5 million consisting of $14.025 million payable upon closing of the Delaware Transaction (the “Delaware Closing”) and the remaining $2.475 million (the “Offset Escrow Amount”) will be escrowed at the Delaware Closing and held in escrow to satisfy the Company’s indemnification obligations under the Delaware Asset Purchase Agreement. The Offset Escrow Amount shall be released to the Company on the date that is twelve months following the Delaware Closing; provided, that (i) $825,000 of the Offset Escrow Amount less any purchase price adjustment shortfall amount shall be released upon completion of the post-closing purchase price adjustment and (ii) any amounts of the Offset Escrow Amount under dispute shall not be released until such dispute is resolved between the parties or otherwise finally determined in accordance with the Delaware Asset Purchase Agreement. The purchase price is subject to post-closing adjustment based on the final determination of cash, debt, net working capital, and certain transaction payments as of the Delaware Closing. Buyer will deposit $3.3 million of the purchase price into an escrow account (the “Deposit Escrow Amount”) within two business days following the signing of the Delaware Asset Purchase Agreement, which will be released (x) to the Company, at Delaware Closing or upon the Company’s termination of the Delaware Asset Purchase Agreement due to Buyer’s material breach or (y) to Buyer for any other reason.

The Company and Columbia Care Delaware made customary representations, warranties and covenants in the Delaware Asset Purchase Agreement, including, among other things, covenants (i) to conduct their businesses in the ordinary course of business from the period between signing and closing and (ii) not to engage in specified types of transactions or take specified actions during the period between signing and closing unless agreed to in writing by Buyer. The Delaware Transaction is subject to the satisfaction or waiver of certain closing conditions, including regulatory approvals, the grant of the sale order by the Court (as defined below), and the consent and lien releases from the requisite holders (the “Noteholders”) of the Company’s 9.25% Senior Secured Notes due December 31, 2028 and the 9.00% Senior Secured Convertible Notes due December 31, 2028 (collectively, the “Notes”).

The Delaware Asset Purchase Agreement includes customary termination rights for both parties and provides for an outside date of July 23, 2026, which will automatically extend for up to four seven-day periods if, as of the then-applicable outside date, all conditions other than receipt of Delaware regulatory approval have been satisfied or waived.  If the closing conditions have not been satisfied or waived by the outside date, the Delaware Asset Purchase Agreement may be terminated by either party (absent a material breach of the Delaware Asset Purchase Agreement by the terminating party), subject to certain specified provisions that survive termination. The Delaware Asset Purchase Agreement contains customary indemnification provisions, including caps, baskets and survival periods, as well as specified exclusions and limitations. Any payment obligations of the Company in respect of the post-closing purchase price adjustment and the indemnification obligations shall be offset by Buyer solely against the Offset Escrow Amount; provided, that to the extent the Offset Escrow Amount has been exhausted or released, indemnification obligations arising from breaches of Fundamental Representations may be recovered directly against the Company capped at the purchase price actually paid. The Delaware Asset Purchase Agreement also contains customary post Closing restrictive covenants in favor of Buyer, including non competition and non solicitation obligations applicable to the Company for an eighteen (18) month period following the Delaware Closing and within Delaware.

Ohio Equity Purchase Agreement

On March 23, 2026, the Company has also entered into an equity purchase agreement (the “Ohio Equity Purchase Agreement” and, together with the Delaware Asset Purchase Agreement, the “Purchase Agreements,” and the transaction contemplated under the Ohio Equity Purchase Agreement, the “Ohio Transaction”) with (i) Holistic Industries Inc., a Delaware corporation (“Holistic”), (ii) Columbia Care OH LLC, an Ohio limited liability company (“CCO”), Corsa Verde LLC, an Ohio limited liability company (“CV”), Cannascend Alternative, LLC, an Ohio limited liability company (“CA”), Cannascend Alternative Logan, LLC, an Ohio limited liability company (“CAL”), CC OH Realty LLC, an Ohio limited liability company (“CCOH” and together with CCO, CV, CA, CAL, the “Columbia Care Subs”), Green Leaf Medical of Ohio II, LLC, an Ohio limited liability company (“Green Leaf Ohio” and together with Columbia Care Subs, the “Ohio Companies” and each, the “Ohio Company”), and (iii) Columbia Care LLC, a Delaware limited liability company (“Columbia Care”), and Green Leaf Medical of Ohio III, LLC (“Green Leaf Medical”, together with Columbia Care, the “Ohio Members” and each, the “Ohio Member”).

Pursuant to the Ohio Equity Purchase Agreement, Holistic will purchase from the Ohio Members all of the issued and outstanding equity of the Ohio Companies for a total consideration of $47 million consisting of $34.5 million payable upon closing of the Ohio Transaction (the “Ohio Closing”), including $1.5 million to be paid as the Additional Location Deposit (as defined therein) (if payable), and $12.5 million for the promissory note. The purchase price is subject to post-closing adjustment based on the final determination of cash, debt, net working capital, and unpaid transaction expenses as of the Ohio Closing and material reductions in the revenue generated by the Company in Ohio.

At the Ohio Closing, the Additional Location Deposit will be paid, and the Membership Interest Option Purchase Agreement (the “MIPOA”), Grid Note and Consulting and Staffing Services Agreement (the “Consulting Agreement”) will be entered into, provided that the Ohio Division of Cannabis Control has not issued the certificate of operation for the Additional Location (as defined therein). Pursuant to the MIPOA, Holistic will be granted an option to buy all of the issued and outstanding equity, voting and economic interests of a newly formed entity that will hold the provisional license (i.e., the precursor to a certificate of operation) for the Additional Location and assets exclusively related thereto (“New Sub”), as and when the provisional license and certain related regulatory approvals have been received (the period between the closing of the Ohio Transaction and Holistic’s acquisition of the Additional Location, the “MIPOA Period”). During the MIPOA Period, Holistic shall (x) fund the development and operation of the Additional Location pursuant to the terms of the Grid Note and (y) designate the management team of the New Sub who will operate the Additional Location pursuant to the terms of the Consulting Agreement.

The Companies, the Members and Cannabist made customary representations, warranties and covenants in the Ohio Equity Purchase Agreement, including, among other things, covenants (i) to conduct the business of the Companies in the ordinary course of business and (ii) not to engage in specified types of transactions or take specified actions during this period unless agreed to in writing by Buyer. The Ohio Transaction is subject to the satisfaction or waiver of certain closing conditions, including regulatory approval and the consent and lien releases from the requisite holders (the “Noteholders”) of the Company’s 9.25% Senior Secured Notes due December 31, 2028 and the 9.00% Senior Secured Convertible Notes due December 31, 2028 (collectively, the “Notes”).

The Ohio Equity Purchase Agreement includes certain termination rights for both parties and provides for an outside date of November 30, 2026. If the closing conditions have not been satisfied or waived by the outside date, the Ohio Equity Purchase Agreement may be terminated by either party (absent a material breach of the Ohio Equity Purchase Agreement by the terminating party), subject to certain specified provisions that survive termination. The Ohio Equity Purchase Agreement contains limited indemnification provisions pursuant to which Cannabist indemnifies Buyer and its affiliates for specified matters, including certain taxes, excluded liabilities, antitrust claims, transaction expenses and funds flow inaccuracies, subject to specified limitations. Any payment obligations of Cannabist in respect of the post-closing purchase price adjustment and the indemnification obligations may be satisfied by set-off against amounts payable under the promissory note. The Ohio Equity Purchase Agreement also contains customary post-Closing restrictive covenants in favor of Buyer, including non-competition and non-solicitation obligations applicable to Cannabist and the Members for an eighteen (18) month period following the Ohio Closing and within Ohio.

Support Agreement

On March 23, 2026, the Company, The Cannabist Company Holdings (Canada) Inc. (“The Cannabist Canada Company”) and certain of the Company’s direct and indirect subsidiaries party thereto (collectively, the “Company Parties”) entered into a Support Agreement (together with all exhibits and schedules thereto, the “Support Agreement”) with certain Noteholders (the “Supporting Noteholders”). The Supporting Noteholders hold approximately 60% of the aggregate principal amount of the Notes outstanding.

Under the Support Agreement, the Supporting Noteholders have agreed, subject to specified conditions, to support and not impede a comprehensive restructuring and sale process involving substantially all of the Company’s assets (the “Restructuring Process”), which is expected to be implemented through the Restructuring Proceedings (as defined below). The Support Agreement also contemplates a series of asset and equity sale transactions, including (i) the Ohio Equity Purchase Agreement, (ii) the Delaware Asset Purchase Agreement, and (iii) the sale of operations in several other states for at least $25 million in cash plus a $25 million note, with remaining operations in certain jurisdictions to be wound down. The Supporting Noteholders have agreed to vote in favor of and support these transactions, refrain from enforcement actions and to comply with transfer restrictions. The Company has agreed to pursue and implement the Restructuring Process in accordance with specified milestones, court approvals and reporting obligations. The Support Agreement includes customary representations, covenants, conditions, termination rights and provisions governing the distribution of transaction proceeds to Noteholders.

Item 1.01 of this Current Report on Form 8-K contains only brief descriptions of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Purchase Agreements and the Support Agreement. Such descriptions are qualified in their entirety by reference to the full text of the Purchase Agreements and the Support Agreement, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, and are incorporated herein by reference.

Item 1.03	Bankruptcy or Receivership

CCAA Proceedings

On March 24, 2026, the Company and The Cannabist Company Holdings (Canada) Inc. commenced a proceeding under the jurisdiction of the Ontario Superior Court of Justice (Commercial List) (the “Court”) pursuant to the Companies’ Creditors Arrangement Act (Canada) (“CCAA”) (the “CCAA Proceedings”). The Company has obtained an initial order from the Court which provides, among other things, (i) a stay of proceedings in favor of the Company and certain subsidiaries for an initial period of ten days, with potential extensions as determined appropriate by the court and (ii) the appointment of FTI Consulting Canada Inc. as the monitor to oversee the CCAA Proceedings. The Company’s management will continue to direct day-to-day operations, with ongoing oversight by the board and special committee, under the monitor’s supervision throughout the CCAA Proceedings. In connection with the CCAA Proceedings, the Company has appointed SierraConstellation Partners LLC as Chief Restructuring Officer.

In addition to completing various transactions, the Company has initiated an orderly cessation of operations in New York and Pennsylvania. This process will adhere to all applicable statutory requirements and be conducted under the close supervision of both the monitor and the court.

It is anticipated that trading of the Company’s shares on Cboe Canada Inc. will be halted, and the Company will be subject to a delisting review in accordance with market regulations.

Chapter 15 Proceedings

The Company also intends to commence proceedings under chapter 15 of the United States Bankruptcy Code under the jurisdiction of the United States Bankruptcy Court for the District of Delaware to seek recognition of the CCAA Proceedings and an initial order in the United States (the “Chapter 15 Proceeding,” and together with the CCAA Proceedings, the “Restructuring Proceedings”).

Item 7.01	Regulation FD Disclosure

Press Release

On March 24, 2026, the Company issued a press release announcing (i) the entry into the Delaware Asset Purchase Agreement, (ii) the entry into the Ohio Equity Purchase Agreement, (iii) the commencement of the CCAA Proceedings, (iv) the entry into the RSA and (v) an update as to certain activities relating to the Company’s remaining markets.

The commencement of the CCAA Proceedings and the entry into the Purchase Agreements represent the continuation of the previously announced strategic review process initiated by a special committee of the Company’s board of directors comprised of independent directors (the “Special Committee”). With support from external financial and legal advisors, the Special Committee thoroughly evaluated a range of options including potential asset sales, mergers, or other strategic and financial transactions in light of persistent operational and financial challenges facing both the Company and the broader industry. Despite the Company’s significant efforts to improve its performance, it became clear during the strategic review, that the Purchase Agreements and the CCAA Proceedings necessary to implement such transactions are the best option available for the Company and its stakeholders.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

The information contained in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report contains “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 and corresponding Canadian securities laws. Such forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding use of proceeds, future events, plans, strategies, or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “future”, “scheduled”, “estimates”, “forecasts”, “projects,” “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements. The risks, uncertainties and events that may cause actual results to differ materially from the expectations described by the Company in such forward-looking statements, include among other things, the Company’s ability to successfully complete a sale process under the Restructuring Proceedings or any of the other transactions disclosed herein, or to sell any of its remaining businesses or assets; potential adverse effects of the Restructuring Proceedings on the Company’s liquidity and results of operations; the Company’s ability to obtain timely approval by the applicable courts with respect to the motions filed in the Restructuring Proceedings; objections to the Company’s sale process or other pleadings filed that could protract the Restructuring Proceedings; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties, including the Company’s ability to provide adequate compensation and benefits during Restructuring Proceedings; the Company’s ability to comply with the restrictions imposed by its financing arrangements; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Restructuring Proceedings; the applicable rulings in the Restructuring Proceedings and the outcome of the Restructuring Proceedings generally; the length of time that the Company will operate under CCAA and Chapter 15 protection and the continued availability of operating capital during the pendency of the proceedings; risks associated with third party motions in the Restructuring Proceedings, which may interfere with the Company’s ability to consummate any sale of its business or assets; and increased administrative and legal costs related to the Restructuring Proceedings and other litigation and inherent risks involved in a bankruptcy process as well as other risks and uncertainties described in the Company’s annual report on Form 10-K for the year ended December 31, 2024, and its quarterly report on Form 10-Q for the quarter ended September 30, 2025, in each case, filed with the U.S. Securities and Exchange Commission at www.sec.gov and in Canada on SEDAR+, available at www.sedarplus.ca. The forward-looking statements contained in this Current Report are made as of the date of this Current Report, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this notice regarding forward-looking information and statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated March 23, 2026, among The Cannabist Company Holdings Inc., Columbia Care Delaware, LLC, Parma Holdco LLC and Millstreet Credit Fund LP
10.2
Equity Purchase Agreement, dated March 23, 2026, among The Cannabist Company Holdings Inc., Holistic Industries Inc., Columbia Care OH LLC, Corsa Verde LLC, Cannascend Alternative, LLC, Cannascend Alternative Logan, LLC, CC OH Realty LLC, Green Leaf Medical of Ohio II, LLC, Columbia Care LLC, and Green Leaf Medical of Ohio III, LLC

10.3
Support Agreement, dated March 23, 2026, among The Cannabist Company Holdings Inc., The Cannabist Company Holdings (Canada) Inc., certain of their subsidiaries and the consenting noteholders parties thereto

99.1	Press Release, dated March 24, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

#	Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CANNABIST COMPANY HOLDINGS INC.

	By:	/s/ David Sirolly
	Name:	David Sirolly
	Title:	Chief Legal Officer & General Counsel
Date: March 24, 2026